UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                       (Date of earliest event reported):
                                FEBRUARY 17, 2003

                           KNOWLEDGE FOUNDATIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    333-98049
                            (Commission File Number)

                                   88-0418749
                        (IRS Employer Identification No.)

                   7852 COLGATE AVENUE, WESTMINSTER, CA  92683
               (Address of principal executive offices) (Zip Code)

                                 (949) 857-1133
                         (Registrant's telephone number)

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ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.

          Effective February 17, 2003 the Registrant's Board of Directors dismissed Corbin & Wertz ("C&W"), Registrant's independent auditor. During the past two fiscal years ending March 31, 2001 and 2002, C&W's audit opinion on the Registrant's financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was it modified as to audit scope or accounting principles. There were no disagreements with C&W during the past two most recent fiscal years and through the date of their dismissal on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Additionally, there were no other reportable matters, as defined in Item 304(a)(1)(iv)(B) of Regulation S-B, during that period of time.

     On February 17, 2003, the Registrant's Board of Directors approved the engagement of Ehrhardt, Keefe, Steiner & Hottman, P.C. ("EKS&H") by the Company as its independent auditors for the fiscal year ending March 31, 2003. During fiscal years 2001 and 2002, and during the portion of fiscal year 2003 preceding the Board's decision, neither the Registrant nor anyone acting on its behalf consulted with EKS&H regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement with C&W or a reportable event with respect to C&W.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on February 17, 2003.

Knowledge  Foundations,  Inc.,
a  Delaware  corporation

By:  /s/  Michael  Dochterman,  President,  CEO  and  Director